Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

    Filed by the registrant |X|
    Filed by a party other than the registrant |_|

    Check the appropriate box:


    |_| Preliminary proxy statement
    |X| Definitive proxy statement
    |_| Definitive additional materials
    |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                                Brightpoint, Inc.
                (Name of Registrant as Specified in Its Charter)

                     Board of Directors of Brightpoint, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    |X| No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

--------------------------------------------------------------------------------
    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).
--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    (5) Total Fee Paid:
--------------------------------------------------------------------------------

    |_| Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
--------------------------------------------------------------------------------
        (1) Amount previously paid:
--------------------------------------------------------------------------------
        (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
        (3) Filing party:
--------------------------------------------------------------------------------
        (4) Date filed:
--------------------------------------------------------------------------------

                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278



                                                                  March 18, 1997



Dear Fellow Brightpoint, Inc. Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Brightpoint, Inc. (the "Company") which will be held on Thursday, April 24, 1997 at 10:00 A.M. local time at the Bank One Conference Center, Bank One Tower, One East Ohio Street, Indianapolis, Indiana 46204.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.


     Your Board of Directors unanimously believes that (i) the election of the nominees as directors; (ii) the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock; and (iii) the approval of an amendment to the Company's 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 2,109,375 to 4,100,000 are in the best interests of the Company and its stockholders, and accordingly, recommends a vote "FOR" the foregoing nominees and proposals on the enclosed proxy card.


     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004 (by facsimile (212) 590-5150).

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.

                                                  Sincerely yours,


                                                  /s/ Robert J. Laikin
                                                  -----------------------------
                                                  Robert J. Laikin
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, APRIL 24, 1997

                                   ----------

To the Stockholders of BRIGHTPOINT, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Stockholders of Brightpoint, Inc. (the "Company") will be held on Thursday, April 24, 1997, at 10:00 A.M. local time at the Bank One Conference Center, Bank One Tower, One East Ohio Street, Indianapolis, Indiana 46204, for the following purposes:

     1. To elect three (3) Class III directors to hold office until the Annual Meeting of Stockholders to be held in 2000 and until their respective successors have been duly elected and qualified;

     2. To consider and vote on a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000;




     3. To consider and vote on a proposal to approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,109,375 to 4,100,000; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.


     Only stockholders of record at the close of business on March 12, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                         By Order of the Board of Directors,

                                         /s/ Steven E. Fivel
                                         -----------------------------------
                                         Steven E. Fivel
                                         Secretary
March 18, 1997

--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 24, 1997


     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Brightpoint, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 24, 1997, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.


     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about March 18, 1997.


     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are: 6402 Corporate Drive, Indianapolis, Indiana 46278, Telephone No.:
(317) 297-6100.


                       OUTSTANDING STOCK AND VOTING RIGHTS


     Only stockholders of record at the close of business on March 12, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 22,028,431 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                     VOTING PROCEDURES AND PROXY INFORMATION


     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. Adoption of the amendment to the Company's Certificate of Incorporation requires an affirmative vote of a majority of the outstanding shares of Common Stock as of the Record Date. Adoption of the amendment to the Company's 1994 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.


     In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. However, because of the requirement for an absolute majority of the outstanding shares of Common Stock to authorize the amendments to the Certificate of Incorporation, broker non-votes will also have the same effect as a vote "against" the authorization of the amendments to the Certificate of Incorporation. Abstentions and broker non-votes will have no effect on the election of directors.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

     The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. The Company has retained Shareholder Communications Corporation, a proxy solicitation firm, to solicit proxies. The amount to be paid to such proxy solicitation firm is not expected to exceed $10,000. Any questions or requests regarding proxies or related materials may be directed in writing to Shareholder Communications Corporation, 17 State Street, New York, New York 10004, Attention: Brightpoint, Inc., or by telephone at (212) 805-7000. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                              ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of Stockholders, directors constituting one class are elected for a three-year term. At this year's Annual Meeting of Stockholders, three (3) Class III directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2000. It is the intention of the Board of Directors to nominate T. Scott Housefield, John W. Adams, and Steven B. Sands as Class III directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.


     The following table sets forth the names, ages and principal occupations of the nominees for election at this Annual Meeting of Stockholders and the length of continuous service as a director of the Company.

                               CLASS III DIRECTORS
                                 (To be Elected)
                             (Term Expires in 2000)

                                  Principal Occupation
Nominee                    Age        or Employment               Director Since
-------                    ---    ---------------------           --------------

John W. Adams              48      Vice President of                   1994
                                   Browning Investments, Inc.

T. Scott Housefield        40      Executive Vice President            1993
                                   of the Company and
                                   President, Brightpoint
                                   International Ltd.

Steven B. Sands            38      Co-Chairman and Chief               1994
                                   Executive Officer of Sands
                                   Brothers & Co., Ltd.


     The following tables set forth similar information with respect to incumbent directors in Class I and Class II of the Board of Directors who are not nominees for election at this Annual Meeting of Stockholders.


                                CLASS I DIRECTORS
                             (Term Expires in 1998)

                                  Principal Occupation
Director                   Age       or Employment                Director Since
--------                   ---    ---------------------           --------------

J. Mark Howell             32      President and Chief                 1994
                                   Operating Officer
                                   of the Company

Joseph Forer               47      Managing Director,                  1996
                                   Brightpoint Latin America

Stephen H. Simon           31      President, Melvin Simon             1994
                                   & Associates, Inc.

                               CLASS II DIRECTORS
                             (Term Expires in 1999)

                                   Principal Occupation
Director                   Age        or Employment               Director Since
--------                   ---     ---------------------          --------------

Robert J. Laikin           33      Chairman of the Board               1989
                                   and Chief Executive
                                   Officer of the Company

Robert Picow               42      Vice Chairman of the                1996
                                   Board

Robert F. Wagner           62      Partner of Law Firm of              1994
                                   Lewis & Wagner

Rollin M. Dick             65      Executive Vice President            1994
                                   and Chief Financial Officer
                                   of Conseco, Inc.


     Following is additional information with respect to the Company's directors and executive officers.

     Robert J. Laikin, founder of the Company, has been a director of the Company since its inception in August 1989. Mr. Laikin has been Chairman of the Board and Chief Executive Officer of the Company since January 1994. Mr. Laikin was President of the Company from June 1992 until September 1996 and Vice President and Treasurer of the Company from August 1989 until May 1992. From July 1986 to December 1987, Mr. Laikin was Vice President and, from January 1988 to February 1993, President of Century Cellular Network, Inc., a company engaged in the retail sale of cellular telephones and accessories.

     J. Mark Howell has been a director of the Company since October 1994. Mr. Howell has been President of the Company since September 1996, Chief Operating Officer of the Company from September 1995 and was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of the Company from July 1994 until September 1996. From July 1992 until joining the Company, Mr. Howell was Corporate Controller for ADESA Corporation, a company which owns and operates automobile auctions in the United States and Canada. Prior thereto, Mr. Howell was a Manager with Ernst & Young LLP.

     T. Scott Housefield has been a director of the Company since January 1993 and Executive Vice President since July 1994. Mr. Housefield has been President of Brightpoint International Ltd. since its inception in August 1996. From January 1993 to June 1994, Mr. Housefield was Chief Financial Officer of the Company and, from January 1994 to July 1994, was Chief Operating Officer of the Company. Prior thereto, Mr. Housefield owned and operated Housefield Marketing Corp., a company engaged in the wholesale distribution of textiles.


     John W. Adams has been a director of the Company since April 1994. Since October 1983, Mr. Adams has been Vice President of Browning Investments, Inc., a commercial real estate development company.

     Robert F. Wagner has been a director of the Company since April 1994. Mr. Wagner has been engaged in the practice of law with the firm of Lewis & Wagner since 1973.

     Stephen H. Simon has been a director of the Company since April 1994. Mr. Simon has been President of Melvin Simon & Associates, Inc., a privately-held shopping center development company, since February 1997. From December 1993 until February 1997, Mr. Simon was Director of Development for SDG Administrative Services Partnership, L.P., an affiliate of Simon DeBartolo Group and a publicly held real estate investment trust. From November 1991 to December 1993, Mr. Simon was Development Manager of Melvin Simon & Associates, Inc.


     Rollin M. Dick has been a director of the Company since April 1994. Since February 1986, Mr. Dick has been Executive Vice President and Chief Financial Officer of Conseco, Inc., a publicly traded life insurance holding company. Mr. Dick is also a director of Conseco, Inc., American Life Holding Company, a publicly traded life insurance holding company, and General Acceptance Corporation, a publicly traded automotive finance company.


     Steven B. Sands has been a director of the Company since May 1994. Since 1990, Mr. Sands has been Co-Chairman and Chief Executive Officer of Sands Brothers & Co., Ltd., an investment banking firm. Mr. Sands is a director of Semiconductor Packaging Materials Co., Inc., a semiconductor components manufacturer, Digital Solutions, Inc., a payroll processing and other employer services company, Command Security Corp., a provider of security guards, The Village Green Bookstore, Inc., a bookstore owner and operator, Financing for Science International, Inc., a scientific equipment leasing company, and IWI Holding Ltd., a distributor of jewelry products, each a publicly-held company.

     Robert Picow has been a director of the Company and Vice Chairman of the Board of Directors of the Company since June

1996. Mr. Picow was President of Brightpoint North America from June 1996 until October 1996. He is currently a private investor. Prior to their merger with the Company, Mr. Picow was a founder of Allied Communications, Inc., Allied Communications of Georgia, Inc. and Allied Communications of Illinois, Inc. and co-founder of Allied Communications of Florida, Inc. and Allied Communications of Puerto Rico, Inc. Mr. Picow served as Chairman and Chief Executive Officer of Allied Communications, Inc., Allied Communications of Illinois, Inc. and Allied Communications of Georgia, Inc. from their inception in 1984, 1993 and 1992, respectively.

     Joseph Forer has been a director of the Company and Managing Director, Brightpoint Latin America since June 1996. He is currently a private investor. Prior to their merger with the Company, Mr. Forer was a co-founder of Allied Communications of Florida, Inc. and Allied Communications of Puerto Rico, Inc., as well as President and a director of such companies from 1992 and 1994, respectively. From 1989 until joining Allied, Mr. Forer served as Executive Vice President of Cellular World, Inc., a distributor of cellular telephone and paging equipment.

     Phillip A. Bounsall, age 36, has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since September 1996. From 1994 until September 1996, Mr. Bounsall was Chief Financial Officer of Walker Information, Inc., a provider of customer satisfaction measurement and other information services. Previously, Mr. Bounsall was a senior manager with Ernst & Young LLP, where he worked for 12 years.

     Steven E. Fivel, age 36, has been Executive Vice President, General Counsel and Secretary of the Company since January 1997. From December 1993 until January 1997, Mr. Fivel was an attorney with SDG Administrative Services Partnership, L.P., an affiliate of Simon DeBartolo Group and a publicly-held real estate investment trust. From February 1998 to December 1993, Mr. Fivel was an attorney with Melvin Simon & Associates,Inc., a privately - held shopping center development company.

     John R. Sullivan, age 32, has been Executive Vice President, Operations of the Company since January 1996. From December 1994 to January 1996, Mr. Sullivan served as Vice President, Operations of the Company. From June 1992 to December 1994, Mr. Sullivan was a Manufacturing Manager with General Mills, Inc.


     David H. Brown, age 41, has been Executive Vice President, North America Marketing and Sales, of the Company since January 1997. From January 1995 to January 1997, Mr. Brown was a sales director at Nokia Mobile Phones. From February 1992 to January 1995, Mr. Brown was President of Premier Sales and Marketing, a sales representative firm for accessories in the automotive manufacturing industry. Previously, Mr. Brown was Vice President of R.J. Patteri & Associates, also a sales representative firm for accessories in the automotive manufacturing industry.

     Gary D. Butts, age 32, has been Executive Vice President, North America Business Development, of the Company since January 1997. From May 1995 until January 1997, Mr. Butts was Vice President, Domestic Marketing and Sales, of the Company. From January 1993 until May 1995, Mr. Butts was employed by the Company in various sales and marketing positions. Prior thereto, Mr. Butts was a regional manager for NCI, a distrubutor of wireless communiction products.


     During the fiscal year ended December 31, 1996, the Board of Directors held nine meetings. Six of the meetings were attended by all of the directors, either in person or by telephone and three meetings were attended by all directors with the exception of one meeting missed by each of Messrs. Simon, Wagner and Adams. In addition, the Board took other action by unanimous written consent in lieu of a meeting. The Company has a Compensation Committee of the Board of Directors comprised of Messrs. Wagner and Adams. The Compensation Committee held three meetings during the fiscal year ended December 31, 1996. The Company has an Audit Committee which supervises the audit and financial procedures of the Company. The Audit Committee is currently comprised of Messrs. Dick and Simon. The Audit Committee of the Board of Directors held two meetings during the fiscal year ended December 31, 1996. The Company does not have a nominating committee.

                             EXECUTIVE COMPENSATION

     The following table discloses for the periods presented the compensation for the person who served as the Company's Chief Executive Officer and for each of the other executive officers of the Company whose total compensation exceeded $100,000 for the Company's fiscal year ended December 31, 1996.

                           Summary Compensation Table

                                                                                                     Long-Term
                                                                                                   Compensation
                                                                                                       Awards
                                                                          Annual                   -------------
                                                                       Compensation                  Securities
Name and Principal                                                     ------------                  Underlying
Position                                         Year            Salary             Bonus            Options (#)
--------                                         ----            ------             -----           ------------


Robert J. Laikin ...........................     1996           $180,000           $200,000            375,000
Chief Executive Officer                          1995            120,000            105,000            292,968
                                                 1994             67,500            100,000            117,188

J. Mark Howell .............................     1996            150,000            175,000            375,000
President and Chief Operating Officer            1995             90,000             85,000            175,780
                                                 1994             31,250             75,000            117,187

T. Scott Housefield ........................     1996            150,000            175,000            375,000
Executive Vice President                         1995             90,000             60,000             58,593
                                                 1994             50,000             45,000             58,593

Phillip A. Bounsall ........................     1996            125,000             26,042             93,750
Executive Vice President and                     1995                 --                 --                 --
Chief Financial Officer                          1994                 --                 --                 --

John R. Sullivan ...........................     1996            125,000             25,000             18,750
Executive Vice President, Operations             1995             90,000             60,000             58,593
                                                 1994                 --                 --                 --



     The following table provides information with respect to individual stock options granted during fiscal 1996 to each of the named executive officers (the "Named Executives"), as indicated in the Summary Compensation Table.


                        Option Grants in Last Fiscal Year

                                Individual Grants
                                -----------------

                                                             % of                                          Potential Realizable
                                                             Total                                           Value at Assumed
                                                            Options                                           Annual Rates of
                                                            Granted                                             Stock Price
                                          Shares               to                                             Appreciation for
                                        Underlying          Employees       Exercise                           Option Term(2)
                                          Options           in Fiscal        Price     Expiration         -----------------------
Name                                   Granted(#)(1)          Year           ($/sh)       Date             5%($)           10%($)
----                                   -------------         ------         --------     ------           ------           ------
Robert J.Laikin ...............           375,000             22.5%          12.47      10/04/01         1,291,962         2,854,897

J. Mark Howell ................           375,000             22.5%          12.47      10/04/01         1,291,962         2,854,897

T. Scott Housefield ...........           375,000             22.5%          12.47      10/04/01         1,291,962         2,854,897

Phillip A. Bounsall  ..........            93,750              5.6%          12.47      10/04/01           322,990           713,724

John R. Sullivan ..............            18,750              1.1%          12.47      10/04/01            64,598           142,745


----------
(1) Options were granted under the Company's 1996 Non-Qualified Stock Option Plan and are exercisable as to one-third of the shares covered thereby on the first, second and third anniversaries of the date of grant.

(2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth information concerning each exercise of stock options by each of the Named Executives during the fiscal year ended December 31, 1996 and the value of unexercised stock options held by the Named Executives as of December 31, 1996.

         Aggregated Option Exercises and Fiscal Year-End Option Values

                                                                          Number of Securities               Value of Unexercised
                                                                         Underlying Unexercised              In-the-Money Options
                                       Shares                          Options at December 31, 1996          at December 31, 1996*
                                     Acquired on          Value        ----------------------------          ---------------------
Name                                 Exercise(#)       Realized($)     Exercisable     Unexercisable   Exercisable     Unexercisable
----                                 -----------       -----------     -----------     -------------   -----------     -------------

Robert J. Laikin .............               --               --          332,032          453,125       $6,067,000       $5,512,000

J. Mark Howell ...............          117,188          968,606           39,063          453,125          630,000        5,512,000

T. Scott Housefield ..........               --               --           58,594          375,000        1,016,000        4,253,000

Phillip A. Bounsall ..........               --               --               --           93,750               --        1,063,000

John R. Sullivan .............           39,844          644,594           19,531           57,813          315,000          843,000


----------
*Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock.


Compensation of Directors

     For the fiscal year ended December 31, 1996, each non-employee director received cash compensation of $5,000 per annum and $1,500 for each meeting of the Board attended. The Company has adopted a Non-Employee Director Stock Option Plan (the "Director Plan") pursuant to which non-employee directors are eligible to receive options to purchase an aggregate of 468,750 shares. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 10,000 shares of Common Stock upon first becoming a director and, thereafter, an annual grant, in January of each year, of options to purchase 4,000 shares. All of such options are granted at fair market value on the date of grant and are exercisable as to all of the shares covered thereby commencing one year from the date of grant. To date, the Company has granted to each of Messrs. Adams, Wagner, Simon, Dick and Sands options to purchase 45,312 shares of Common Stock pursuant to the Director Plan. During the year ended December 31, 1996, the Company granted options to purchase 7,500 shares at an exercise price of $7.94 per share after all stock splits to each of Messrs. Adams, Wagner, Simon, Dick and Sands.

Employment Agreements

     The Company has entered into five-year evergreen employment agreements with each of Messrs. Laikin, Howell and Housefield which are automatically renewable and provide for an annual base compensation of $200,000 and such bonuses as the Compensation Committee of the Board of Directors may from time to time determine. The employment agreements provide for employment on a full-time basis and contain a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the employment agreement and for a period of two years thereafter. The employment agreements also provide that if the employee's employment is terminated under certain circumstances, including as a result of a change of control, the employee will be entitled to receive severance pay equal to ten (10) times the compensation received from the Company during the twelve months prior to the date of termination. In addition, the Company has entered into three-year evergreen employment agreements with each of Messrs. Bounsall and Sullivan which provide for an annual base compensation of $125,000 and provide otherwise for substantially the same terms as the employment agreements described above, except that if the employee's employment is terminated under certain circumstances, including as a result of a change of control, the employee will be entitled to receive sererance pay equal to three (3) times the compensation received from the Company during the twelve months prior to the date of termination.

Compensation Committee Interlocks and Insider Participation

     The Company has a Compensation Committee of the Board of Directors currently consisting of Messrs. Wagner and Adams. Decisions as to executive compensation are made by the Board of Directors, primarily upon the recommendation of such Committee. The Board of Directors has not modified or rejected any recommendations of the Compensation Committee as to the compensation of the Company's executive officers. During the fiscal year ended December 31, 1996, none of the executive officers of the Company has served on the board of directors or the compensation committee of any other entity, any of whose officers serves on the Company's Board of Directors or Compensation Committee.

Report on Executive Compensation

     As noted above, compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by the Compensation Committee. There is no formal compensation policy for the Company's executive officers, other than the employment agreements described above.

     Compensation for executive officers consists of base salary, bonus and stock option awards. The base salary of the Company's executives are fixed pursuant to the terms of their respective employment agreements with the Company. The Compensation Committee reviews the salary of executive officers for reasonableness based on job responsibilities and a limited review of compensation practices for comparable positions at corporations which compete with the Company in its business or are of comparable size and scope of operations. The Committee's recommendations to the Board of Directors are based primarily on informal judgments reasonably believed to be in the best interests of the Company. In determining to increase the base salaries of the Company's executives during 1996, the Committee considered the Company's significant growth, including significantly increased levels of revenues and net income and the expanded scope of the Company's operations. Salaries are reevaluated by the Committee each year to determine whether such salaries are reasonable in light of each executive's expected duties.

     Annual bonuses are not determined through the use of specific criteria. Rather, the Committee bases these bonuses on available cash resources, on the Company's overall performance and the results for the preceding twelve months. In determining the amount of bonuses awarded for the fiscal year ended December 31, 1996, the Committee considered the Company's significantly increased levels of revenues and profitability for the year ended December 31, 1996 and each executive's contribution to the growth of the Company.

     Stock options awards under the Company's Employee Stock Option Plan are intended to attract, retain and motivate senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. The size and grant of actual awards during 1996 was determined by the Committee on an informal basis. The Committee's determination as to the size of actual awards to individual executives was subjective, after taking into account the relative responsibilities and contributions of the individual executives. The number or value of options or "restricted stock" currently held by an executive is not taken into account in determining the number of stock options granted.

     In reviewing Mr. Laikin's performance and determining compensation, the Committee considered the Company's overall performance, including increased earnings per share, revenue growth, enhancements in customer service and the significantly expanded scope of the Company's operations. Mr. Laikin's base salary, bonus and stock option awards for the year ended December 31, 1996 were based on the Company's overall performance, with no component of such compensation based on any particular measure of performance.

                                                       COMPENSATION COMMITTEE
                                                       Robert F. Wagner
                                                       John W. Adams

Stock Performance Graph


     The following line graph compares, from April 7, 1994, the first day on which the Company's Common Stock was publicly traded, through December 31, 1996, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group Index, based on an investment of $100 on April 7, 1994, in the Company's Common Stock and each index, and assuming reinvestment of all cash dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group Index consists of companies engaged in the wholesale distribution of electronic parts and electronic communications equipment with market capitalizations ranging from $56,000,000 to $654,000,000. These companies are Reptron Electronics Inc., NU Horizons Electronics Corp., Audiovox Corp., Sterling Electronics Corp., Richardson Electronics Ltd., Bell Industries Inc., Pioneer Standard Electronics Inc., Wyle Electronics Inc., Kent Electronics Corp., Cellstar Corp., and TESSCO Technologies, Inc. Historical stock price is not necessarily indicative of future stock price performance.

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
              BRIGHTPOINT, INC., PEER GROUP AND NASDAQ MARKET INDEX












                                4/7/94       12/31/94     12/31/95     12/31/96
                                ------       --------     --------     --------
Brightpoint, Inc.               $100         $248.00      $282.00      $890.72
Peer Group                       100          120.33       181.67       166.36
NASDAQ Market Index              100          102.34       132.74       164.95

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 12, 1997, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) each of the Company's directors and (iv) all executive officers and directors as a group:

                                                     Amount and Nature of   Percentage of
         Name and Address of                              Beneficial         Outstanding
         Beneficial Owner(1)                             Ownership(2)       Shares Owned
-----------------------------------------------       ------------------    -------------

Robert J. Laikin(3) ............................           500,469            2.3%

Rollin M. Dick(4) ..............................           532,500            2.4

T. Scott Housefield(5) .........................            58,594             *

John W. Adams(6) ...............................            16,875             *

Robert F. Wagner(7) ............................             7,500             *

Stephen H. Simon(8) ............................             7,500             *

J. Mark Howell(9) ..............................            78,125             *

Steven B. Sands(10) ............................            44,062             *

Robert Picow(11) ...............................         2,240,688           10.2

Joseph Forer ...................................           342,188            1.6

John R. Sullivan(12) ...........................            39,063             *

Phillip A. Bounsall(13) ........................                --             *

FMR Corp.(14) ..................................         2,151,563            9.8

American Century Companies, Inc.(15) ...........         1,282,250            5.8

The Capital Group Companies, Inc.(16) ..........         1,331,250            6.0

The TCW Group, Inc.(17) ........................         1,196,813            5.4

AIM Management Group, Inc.(18) ...............           1,124,906            5.1

All executive officers and
directors as a group (fifteen
persons)(19) ...................................         3,869,909           17.6

----------

* Less than 1%

(1) The address for each of such individuals, unless specified otherwise in a subsequent footnote, is in care of the Company, 6402 Corporate Drive, Indianapolis, Indiana 46278.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date hereof have been exercised. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Does not include options to purchase 414,063 shares. Includes: (i) 461,406 shares held by Robert J. Laikin and (ii) 39,063 shares underlying options which are exercisable within 60 days of the date hereof.

(4)  Includes: (i) 492,188 shares held in the name of Rollin M. Dick and Helen
     E. Dick Grantor Retained Annuity Trust II, and (ii) 40,312 shares underlying options which are exercisable within 60 days of the date hereof. Does not include options to purchase 5,000 shares.

(5)  Does not include options to purchase 375,000 shares.

(6) Represents shares underlying options which are exercisable within 60 days of the date hereof. Does not include options to purchase 5,000 shares.

(7) Represents shares underlying options which are exercisable within 60 days of the date hereof. Does not include options to purchase 5,000 shares.

(8) Represents shares underlying options which are exercisable within 60 days of the date hereof. Does not include options to purchase 5,000 shares.

(9) Represents shares underlying options which are exercisable within 60 days of the date hereof. Does not include options to purchase 414,063 shares.

(10) Consists of (i) 3,750 shares held by Ponderosa Partners, L.P., of which Mr. Sands is a controlling stockholder, officer and director of the corporate general partner and (ii) 40,312 shares underlying options which are exercisable within 60 days of the date hereof. Does not include options to purchase 5,000 shares.

(11) The address for Robert Picow is 2 Cartagena Drive, Boca Raton, Florida
     33428.

(12) Represents shares underlying options which are exercisable within 60 days of the date hereof. Does not include options to purchase 38,281 shares.

(13) Does not include options to purchase 93,750 shares.

(14) Based on Form 13-G filed with the Securities and Exchange Commission (the "Commission"), Edward C. Johnson III and Abigail P. Johnson have shared voting and dispositive power over the shares. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(15) Based on Form 13-G filed with the Commission, American Century Companies, Inc. has sole voting and dispositive power over the shares. The address for American Century Companies, Inc. is Twentieth Century Tower, 4500 Main Street, Kansas City, Missouri 64111.

(16) Based on Form 13-G filed with the Commission, Capital Research and Management Company, a wholly-owned subsidiary of the Capital Group Companies, Inc. ("CGC"), and the SMALLCAP World Fund, Inc. have sole voting and dispositive power over the shares. The address for CGC is 333 South Hope Street, 52nd Floor, Los Angeles, California 90071.

(17) Based on Form 13-G filed with the Commission, Robert Day and TCW Group, Inc. have sole voting and dispositive power over the shares. The address for The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017.

(18) Based on Form 13-G filed with the Commission, AIM Management Group, Inc., on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc., has sole voting and dispositive power over the shares. The address for AIM Management Group, Inc. is 11 Greenway Plaza, Suite 1919, Houston, Texas 77046.


(19) Includes an aggregate of 271,095 shares underlying options which are exercisable within 60 days of the date hereof including those listed in notes (3) through (12).



                              CERTAIN TRANSACTIONS

     Century Cellular Network, Inc. ("Century"), a company 50% owned by Robert
J. Laikin, Chairman of the Board of the Company, was a customer and supplier to the Company. For the year ended December 31, 1996, the Company sold approximately $2,600,000 of cellular telephone products to Century and made purchases of inventory from Century of approximately $500,000. Sales to Century and purchases made from Century during 1996 were made on terms no less favorable than could be made to or from unaffiliated third parties. At December 31, 1996, accounts receivable from Century were approximately $679,000. Mr. Laikin has personally guaranteed the payment of receivables due from Century.

     In October 1996, the Company terminated an employment agreement with Robert Picow and entered into an agreement with Mr. Picow, pursuant to which Mr. Picow serves as Vice Chairman of the Board of Directors of the Company and is entitled to receive $10,000 per month. The term of the agreement is from October 9, 1996 until June 7, 1999. Under the agreement, Mr. Picow may not have an interest in or render any services to any business competitive with the business activities of the Company, either in any state of the United States or any country where the Company has a subsidiary, joint venture or other entity controlled by the Company, prior to June 7, 2001.

     The Company's distribution center in Bensalem, Pennsylvania is leased from Robert Picow and his wife at a monthly rental of $7,500. The Company believes that the terms of such leases are no less favorable to the Company than the terms of similar transactions available from a non-related party.


     In July 1996, the Company entered into an agreement with Technology Resources International Ltd. ("TRI"), an international distributor of wireless communications equipment based in the United Kingdom, pursuant to which the parties formed Brightpoint International Ltd., a company owned equally by the Company and TRI. Brightpoint International conducts all of the Company's sales and marketing activities outside of North and South America. As of October 1, 1996, the Company acquired the 50% interest which it did not own of Brightpoint International Ltd. from TRI for $5,000,000 in cash and 400,000 shares of the Company's common stock.


     The Company utilizes the services of a third party for the purchase of corporate gifts, promotional items and personal stationery. Mrs. Judith Laikin the mother of Robert J. Laikin, owns this advertising speciality company. For the year ended December 31, 1996, the Company purchased approximately $245,384 of services and products from this party. The Company believes these purchases were made on terms no less favorable than could be made from a non-related party.

                                   PROPOSAL I

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       TO INCREASE THE NUMBER OF SHARES OF
                   COMMON STOCK FROM 25,000,000 TO 100,000,000
                   -------------------------------------------


     The Board has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Certificate of Incorporation to provide for an increase in the authorized number of shares of Common Stock from 25,000,000 to 100,000,000. The text of the proposed amendment to the Company's Certificate of Incorporation is attached hereto as Exhibit A.


     As of March 12, 1997, there were 22,028,431 shares of Common Stock outstanding. In addition, 1,013,440 shares of Common Stock are reserved for issuance upon exercise of options granted under the Company's 1994 Stock Option Plan and Director Plan and 1,562,500 shares are reserved for issuance upon exercise of options granted under the Company's 1996 Non-Qualified Stock Option Plan. The Company has authorized 1,000,000 shares of preferred stock, none of which is outstanding.


     The Board believes the increase in the authorized number of shares of Common Stock is in the best interests of the Company and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with future capital and financing activities. The additional shares of Common Stock would be available for any proper corporate purpose including, without limitation, the issuance in private or public sales as a means of raising working capital, as consideration to be paid by the Company for the acquisition of other businesses and properties, the issuance of stock splits or dividends and the implementation of employee benefit plans.

     The additional shares of Common Stock that would be available for issuance if the proposed amendment is approved, could be issued for any proper corporate purpose by the Board at any time without further stockholder approval, subject to applicable law and to the rules of the NASDAQ Stock Market, Inc. ("NASDAQ") that apply to the Company as a result of the quotation of the Common Stock on the NASDAQ National Market so long as the Common Stock is so quoted. Except as described above, further authorization from the Company's stockholders will not be solicited prior to the issuance of Common Stock. The voting and equity ownership rights of the Company's stockholders may be diluted by such issuances. Stockholders will not have preemptive rights to subscribe for shares of Common Stock, unless the Company grants such rights at the time of issue. The Company currently has no plans or proposals to issue any of the additional shares of Common Stock.

     The Board is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the Company. Although the Board has no present intention of doing so, it could issue shares of Common Stock (within the limits imposed by applicable laws and the NASDAQ rules as described above) that could, depending on the circumstances, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. When in the judgment of the Board such use would be in the best interest of the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board in opposing such action. The issuance of new shares of Common Stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and/or voting power of the Common Stock.


     The approval of the proposed amendment to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock requires the approval of a majority of the outstanding shares of Common Stock as of the Record Date.


     THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL.

                                   PROPOSAL II




                 AMENDMENT OF 1994 STOCK OPTION PLAN TO INCREASE
                        THE NUMBER OF SHARES RESERVED FOR
                 ISSUANCE THEREUNDER FROM 2,109,375 TO 4,100,000
                 -----------------------------------------------


     At the Annual Meeting, the Company's stockholders will be asked to approve an amendment to the Company's 1994 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,109,375 to 4,100,000. The text of the 1994 Stock Option Plan, pursuant to the proposed amendment, is attached hereto as Exhibit B.


     The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to grow, should be expanded to increase the number of options which may be granted under the Plan. The Board believes that such authority will provide the Company with significant means to attract and retain talented personnel and maintain current key employees.

Summary of the Stock Option Plan

     In March 1994, the Company adopted the Plan, as amended in May 1995, pursuant to which 2,109,375 shares of Common Stock are reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) nonqualified options. ISOs may be granted under the Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The Plan is intended to qualify under Rule 16b-3 under the Securities Exchange Act of 1934, and is administered by a Committee of the Board of Directors, which currently consists of Messrs. Wagner and Adams. The Committee, within the limitations of the Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, and the time, manner and form of payment upon exercise of an option. Unless sooner terminated the Plan will expire at the close of business on April 7, 2004.

     ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. Non-qualified options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). Except as provided by the Board of Directors or Committee, as the case may be, all options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

     Under the Plan, as currently in effect, the maximum number of shares that may be covered by stock options granted to any employee of the Company shall be a maximum of 50% of the aggregate number of shares reserved for issuance under the Plan. Such requirement is intended to meet the exception from Section 162(m) of the Code for performance-based compensation.

     The Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to options which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of Common Stock of the Company may be issued to any optionee until the full option price has been paid. The Committee may grant individual options under the Plan with more stringent provisions than those specified in the Plan.


     Effective July 1996, the Board of Directors of the Company adopted the Company's 1996 Non - Qualified Stock Option Plan. Under the Plan, the Board is authorized to issue options to purchase up to 1,875,000 shares of Common Stock. The Board has authorized the issuance of options to purchase 1,562,500 shares of Common Stock at an average exercise price of $12.28, including issuances to executive officers of the Company. See "Executive Compensation."

Participation in The Option Plan

     To date, options to purchase an aggregate of 1,762,034 shares of Common Stock (net of forfeitures) have been granted under the Plan. During the fiscal year ended December 31, 1996, the Company granted options to purchase 105,000 shares of Common Stock under the Plan to employees of the Company, none of whom were directors or executive officers, at an average exercise price per share of $14.27. The market price of the underlying shares was $23.80 and the dollar value of such options was $1,001,000, both determined on the basis of the market price of the Company's Common Stock as reported by the NASDAQ National Market as of the close of trading on December 31, 1996.

Certain Federal Income Tax Consequences of the Plan

     The following is a brief summary of the Federal income tax aspects of grants made under the Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a Non-Qualified Stock Option.
See "Non-Qualified Stock Options."

     2. Non-Qualified Stock Options. With respect to NonQualified Stock Options
(i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

     The approval of the proposed amendment to the Company's 1994 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

     THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE 1994 STOCK OPTION PLAN WILL HELP THE COMPANY ATTRACT AND RETAIN QUALIFIED OFFICERS, DIRECTORS AND KEY EMPLOYEES. ACCORDINGLY, THE BOARD BELIEVES THAT THE AMENDMENT TO THE 1994 STOCK OPTION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL.

                              INDEPENDENT AUDITORS

     In October 1994, the Company engaged Ernst & Young LLP as its independent auditors who reported on the financial statements of the Company for the fiscal years ended December 31, 1994, 1995 and 1996. It is currently anticipated that Ernst & Young LLP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending December 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's 1997 Annual Meeting of Stockholders to be held in 1998 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than December 31, 1997 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1996 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 12, 1997. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO :

                                BRIGHTPOINT, INC.
                              6402 CORPORATE DRIVE
                           INDIANAPOLIS, INDIANA 46278
                         ATTENTION: Phillip A. Bounsall

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                                     By Order of the Board
                                                     of Directors,


                                                     Steven E. Fivel
                                                     Secretary



March 18, 1997

                                                                       EXHIBIT A
                            FORM OF AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                        TO INCREASE THE AUTHORIZED SHARES
                              OF COMMON STOCK FROM
                        25,000,000 TO 100,000,000 SHARES


     The first paragraph of Section 4 of the Certificate of Incorporation, which refers to the authorized shares of the corporation, is hereby amended to read as follows:


               "FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.01 per share, and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share."

                                                                       EXHIBIT B

                             1994 STOCK OPTION PLAN
                                       OF
                                BRIGHTPOINT, INC.
                                  (As Amended)


     1. Purpose


     Brightpoint, Inc. (the "Company") desires to attract and retain the best available talent and encourage the highest level of performance in order to continue to serve the best interests of the Company, and its stockholders. By affording key personnel the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the business, the 1994 Stock Option Plan of Brightpoint, Inc. (the "1994 Plan") is expected to contribute to the attainment of those objectives.


     The word "Subsidiary" or "Subsidiaries" as used herein, shall mean any corporation, fifty percent or more of the voting stock of which is owned by the Company.

     2. Scope and Duration


     Options under the 1994 Plan may be granted in the form of incentive stock options ("Incentive Options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or in the form of nonqualified stock options ("Non-Qualified Options"). (Unless otherwise indicated, references in the 1994 Plan to "options" include Incentive Options and Non-Qualified Options.) The maximum aggregate number of shares as to which options may be granted from time to time under the 1994 Plan is 4,100,000 shares of the Common Stock of the Company ("Common Stock"), which shares may be, in whole or in part, authorized but unissued shares or shares reacquired by the Company. The maximum number of shares with respect to which options may be granted to any employee during the term of the Plan is 50% of the aggregate number of shares reserved for issuance under the Plan. If an option shall expire, terminate or be surrendered for cancellation for any reason without having been exercised in full, the shares represented by the option or portion thereof not so exercised shall (unless the 1994 Plan shall have been terminated) become available for subsequent option grants under the 1994 Plan. As provided in paragraph 13, the 1994 Plan shall become effective on April 7, 1994, and unless terminated sooner pursuant to paragraph 14, the 1994 Plan shall terminate on April 7, 2004, and no option shall be granted hereunder after that date.


     3. Administration

     The 1994 Plan shall be administered by the Board of Directors of the Company, or, at their discretion, by a committee which is appointed by the Board of Directors to perform such function (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors, each of whom shall serve at the pleasure of the Board of Directors and shall be any person permitted under the provisions of Rule l6b-3 pursuant to the Securities Exchange Act of 1934 (the "Act"). Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

     The Board of Directors or the Committee, as the case may be, shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1994 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as Incentive Options or Non-Qualified Options; to interpret the 1994 Plan; to prescribe, amend and rescind rules and regulations relating to the 1994 Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with options under the 1994 Plan; and to make all other determinations deemed necessary or advisable for the administration of the 1994 Plan. The Board of Directors or the Committee, as the case may be, may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or the Committee, as the case may be, or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board of Directors or the Committee, as the case may be, or such person may have under the 1994 Plan.

     4. Eligibility; Factors to be Considered in Granting Options

     Incentive Options shall be limited to persons who are employees of the Company or its present and future Subsidiaries and at the date of grant of any option are in the employ of the Company or its present and future Subsidiaries. In determining the employees to whom Incentive Options shall be granted and the number of shares to be covered by each Incentive Option, the Board of Directors or the Committee, as the case may be, shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 1994 Plan. An employee who has been granted an option or options under the 1994 Plan may be granted an additional option or options, subject, in the case of Incentive Options, to such limitations as may be imposed by the Code on such options. Except as provided below, a Non-Qualified Option may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Board of Directors or the Committee, as the case may be, believes has contributed, or will contribute, to the success of the Company.


     5. Option Price

     The purchase price of the Common Stock covered by each option shall be determined by the Board of Directors or the Committee, as the case may be, shall not be less than 100% of the Fair Market Value (as defined in paragraph 15 below) of a share of the Common Stock on the date on which the option is granted. Such price shall be subject to adjustment as provided in paragraph 12 below. The Board of Directors or the Committee, as the case may be, shall determine the date on which an option is granted; in the absence of such a determination, the date on which the Board of Directors or the Committee, as the case may be, adopts a resolution granting an option shall be considered the date on which such option is granted.

     6. Term of Options

     The term of each option shall be not more then ten years from the date of grant, as the Board of Directors or the Committee, as the case may be, shall determine, subject to earlier termination as provided in paragraphs 10 and 11 below.

     7. Exercise of Options

     (a) Subject to the provisions of the 1994 Plan and unless otherwise provided in the option agreement, options granted under the 1994 Plan shall become exercisable as determined by the Board of Directors or Committee. In its discretion, the Board of Directors or the Committee, as the case may be, may, in any case or cases, prescribe that options granted under the 1994 Plan become exercisable in installments or provide that an option may be exercisable in full immediately upon the date of its grant. The Board of Directors or the Committee, as the case may be, may, in its sole discretion, also provide that an option granted pursuant to the 1994 Plan shall immediately become exercisable in full upon the happening of any of the following events; (i) the first purchase of shares of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the Common Stock, (ii) the approval by the stockholders of the Company of an agreement for a merger in which the Company will not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, (iii) with respect to an employee, on his 65th birthday, or (iv) with respect to an employee, on the employee's involuntary termination from employment, except as provided in Section 10 herein. In the event of a question or controversy as to whether or not any of the events hereinabove described has taken place, a determination by the Board of Directors or the Committee, as the case may be, that such event has or has not occurred shall be conclusive and binding upon the

Company and participants in the 1994 Plan.

     (b) Any option at any time granted under the 1994 Plan may contain a provision to the effect that the optionee (or any persons entitled to act under Paragraph 11 hereof) may, at any time at which Fair Market Value is in excess of the exercise price and prior to exercising the option, in whole or in part, request that the Company purchase all or any portion of the option as shall then be exercisable at a price equal to the difference between (i) an amount equal to the option price multiplied by the number of shares subject to that portion of the option in respect of which such request shall be made and (ii) an amount equal to such number of shares multiplied by the fair market value of the Company's Common Stock (within the meaning of Section 422 of the Code and the treasury regulations promulgated thereunder) on the date of purchase. The Company shall have no obligation to make any purchase pursuant to such request, but if it elects to do so, such portion of the option as to which the request is made shall be surrendered to the Company. The purchase price for the portion of the option to be so surrendered shall be paid by the Company, less any applicable withholding tax obligations imposed upon the Company by reason of the purchase at the election of the Board of Directors or the Committee, as the case may be, either in cash or in shares of Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock, which may consist, in whole or in part, of shares of authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. No fractional share of Common Stock shall be issued or transferred and any fractional share shall be disregarded. Shares covered by that portion of any option purchased by the Company pursuant hereto and surrendered to the Company shall not be available for the granting of further options under the Plan. All determinations to be made by the Company hereunder shall be made by the Board of Directors or the Committee, as the case may be.

     (c) An option may be exercised, at any time or from time to time (subject, in the case of Incentive Options, to such restrictions as may be imposed by the
Code), as to any or all full shares as to which the option has become exercisable until the expiration of the period set forth in Paragraph 6 hereof, by the delivery to the Company, at its principal place of business, of (i) written notice of exercise in the form specified by the Board of Directors or the Committee, as the case may be, specifying the number of shares of Common Stock with respect to which the option is being exercised and signed by the person exercising the option as provided herein, (ii) payment of the purchase price; and (iii) in the case of Non-Qualified Options, payment in cash of all withholding tax obligations imposed on the Company by reason of the exercise of the option. Upon acceptance of such notice, receipt of payment in full, and receipt of payment of all withholding tax obligations, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased. In the event the person exercising the option delivers the items specified in (i) and (ii) of this Subsection (c), but not the item specified in (iii) hereof, if applicable, the option shall still be considered exercised upon acceptance by the Company for the full number of shares of Common Stock specified in the notice of exercise but the actual number of shares issued shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the option is exercised, is sufficient to satisfy the required amount of withholding tax.

     (d) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise. Payment shall be made in cash, which may be paid by check or other instrument acceptable to the Company; in addition, subject to compliance with applicable laws and regulations and such conditions as the Board of Directors or the Committee, as the case may be, may impose, the Board of Directors or the Committee, as the case may be, in its sole discretion, may on a case-by-case basis elect to accept payment in shares of Common Stock of the Company which are already owned by the option holder, valued at the Fair Market Value thereof (as defined in paragraph 15 below) on the date of exercise; provided, however, that with respect to Incentive Options, no such discretion may be exercised unless the option agreement permits the payment of the purchase price in that manner.

     (e) Except as provided in paragraphs 10 and 11 below, no option granted to an employee may be exercised at any time by such employee unless such employee is then an employee of the Company or a Subsidiary.

     8. Incentive Options

     (a) With respect to Incentive Options granted, the aggregate Fair Market Value (determined in accordance with the provisions of paragraph 15 at the time the Incentive Option is granted) of the Common Stock or any other stock of the Company or its current or future Subsidiaries with respect to which incentive stock options, as defined in Section 422 of the Code, are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporation's, as those terms are defined in Section 424 of the Code) shall not exceed $100,000.

     (b) No Incentive Option may be awarded to any employee who immediately prior to the date of the granting of such Incentive Option owns more than 10% of the combined voting power of all classes of stock of the Company or any of its Subsidiaries unless the exercise price under the Incentive Option is at least 110% of the Fair Market Value and the option expires within 5 years from the date of grant.

     (c) In the event of amendments to the Code or applicable regulations relating to Incentive Options subsequent to the date hereof, the Company may amend the provisions of the 1994 Plan, and the Company and the employees holding options may agree to amend outstanding option agreements, to conform to such amendments.

     9. Non-Transferability of Options

     Except as provided by the Board of Directors or Committee, as the case may be, options granted under the 1994 Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised during the lifetime of the optionee only by the optionee. No transfer of an option by the optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferor or transferees of the terms and conditions of such option.

     10. Termination of Employment

     In the event that the employment of an employee to whom an option has been granted under the 1994 Plan shall be terminated (except as set forth in paragraph 11 below), such option may be, subject to the provisions of the 1994 Plan, exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination, but not later than the date on which the option terminates; provided, however, that any option which is held by an employee whose employment is terminated for cause or voluntarily without the consent of the Company shall, to the extent not theretofore exercised, automatically terminate as of the date of termination of employment. As used herein, "cause" shall mean (i) conduct amounting to fraud, dishonesty, negligence, or engaging in competition or solicitations in competition with the Company and breaches of any applicable employment policies, or (ii) be defined as set forth in the employment agreement between the Company and the optionee. Options granted to employees under the 1994 Plan shall not be affected by any change of duties or position so long as the holder continues to be a regular employee of the Company or any of its current or future Subsidiaries. Any option agreement or any rules and regulations relating to the 1994 Plan may contain such provisions as the Board of Directors or the Committee, as the case may be, shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Nothing in the 1994 Plan or in any option granted pursuant to the 1994 Plan shall confer upon any employee any right to continue in the employ of the Company or any of its Subsidiaries or parent or affiliated companies or interfere in any way with the right of the Company or any such Subsidiary or parent or affiliated companies to terminate such employment at any time.

     11. Death or Disability of Employee

     If an employee to whom an option has been granted under the 1994 Plan shall die while employed by the Company or a Subsidiary or within three (3) months after the termination of such employment (other than termination for cause or voluntary termination without the consent of the Company), such option may be exercised, to the extent exercisable by the employee on the date of death, by a legatee or legatees of the employee under the employee's last will, or by the employee's personal representative or distributees, at any time within one year after the date of the employee's death, but not later than the date on which the option terminates. In the event that the employment of an employee to whom an option has been granted under the 1994 Plan shall be terminated as the result of a disability, such option may be exercised, to the extent exercisable by the employee on the date of such termination, at any time within one year after the date of such termination, but not later than the date on which the option terminates.

     12. Adjustments Upon Changes in Capitalization, Etc.

     The number and class of shares issuable under the 1994 Plan and any outstanding options shall be adjusted to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors or the Committee, as the case may be, may make such adjustment as it deems equitable in respect of outstanding options and rights, including in its discretion revision of outstanding options and rights so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Board of Directors or the Committee, as the case may be, shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

     13. Effective Date

     The 1994 Plan shall become effective on April 7, 1994; provided, however, that any amendment thereto shall become effective in accordance with applicable law.

     14. Termination and Amendment

     The Board of Directors of the Company may suspend, terminate, modify or amend the 1994 Plan in accordance with applicable law. No suspension, termination, modification or amendment of the 1994 Plan may, without the consent of the employee to whom an option shall theretofore have been granted, effect the rights of such employee under such option.

     15. Miscellaneous

     As said term is used in the 1994 Plan, the "Fair Market Value" of a share of Common Stock on any day means: (a) if the principal market for the Common
Stock is a national securities exchange or the National Association of Securities Dealers Automated Quotations System ("NASDAQ), the closing sales price of the Common Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (a) and (b) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Board of Directors or the Committee, as the case may be, shall be conclusive as to the Fair Market Value of the Common Stock.

     The Board of Directors or the Committee, as the case may be, may require, as a condition to the exercise of any options granted under the 1994 Plan, that to the extent required at the time of exercise, (i) the shares of Common Stock reserved for purposes of the 1994 Plan shall be duly listed, upon official notice of issuance, upon stock exchange(s) on which the Common Stock is listed,
(ii) a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares shall be effective, and/or (iii) the person exercising such option deliver to the Company such documents, agreements and investment and other representations as the Board of Directors or the Committee, as the case may be, shall determine to be in the best interests of the Company.

     During the term of the 1994 Plan, the Board of Directors or the Committee, as the case may be, in its discretion, may offer one or more option holders the opportunity to surrender any or all unexpired options for cancellation or replacement. If any options are so surrendered, the Board of Directors or the Committee, as the case may be, may then grant new Non-Qualified or Incentive Options to such holders for the same or different numbers of shares at higher or lower exercise prices than the surrendered options. Such new options may have a different term and shall be subject to the provisions of the 1994 Plan the same as any other option.

     Anything herein to the contrary notwithstanding, the Board of Directors or the Committee, as the case may be, may, in their sole discretion, impose more restrictive conditions on the exercise of an option granted pursuant to the 1994 Plan; however, any and all such conditions shall be specified in the option agreement limiting and defining such option.

     16. Compliance with SEC Regulations.


     It is the Company's intent that the 1994 Plan comply in all respects with Rule 16b-3 of the Act and any regulations promulgated thereunder. If any provision of the 1994 Plan is later found not to be in compliance with said Rule, the provisions shall be deemed null and void. All grants and exercises of options under the 1994 Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder.

                                BRIGHTPOINT, INC.
                              6402 Corporate Drive
                           Indianapolis, Indiana 46278

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 24, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints ROBERT J. LAIKIN and J. MARK HOWELL, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Brightpoint, Inc. (the "Company") on Thursday, April 24, 1997, at the Bank One Conference Center, Bank One Tower, One East Ohio Street, Indianapolis, Indiana 46204 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

  ELECTION OF CLASS III DIRECTORS:
 |_| FOR all nominees listed below                |_|  WITHHOLD AUTHORITY
     (except as marked to the contrary below).          to vote for all
                                                        nominees listed below.

             T. Scott Housefield, John W. Adams and Steven B. Sands


(INSTRUCTION:  To withhold authority to vote for any individual  nominee,  write that nominee's name in the space below.)

________________________________________________________________________________
                  (Continued and to be signed on reverse side)

1. Approval of Amendment to the Company's Certificate of Incorporation authorizing an increase in the number of shares of authorized Common Stock.

      |_|  FOR                 |_|   AGAINST                |_|   ABSTAIN




2.   Approval of Amendment to the Company's 1994 Stock Option Plan.

      |_|  FOR                 |_|   AGAINST                |_|   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: _____________________, 1997


                                             Please sign exactly as name appears
                                             hereon. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                   Signature if held jointly


 Please mark, sign, date and return this proxy card using the enclosed envelope.